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                                                                       EXHIBIT 5



                                                                    May 29, 2002

D.R. Horton, Inc.
1901 Ascension Blvd., Suite 100
Arlington, Texas 76006

         Re:      D.R. Horton, Inc. 1991 Stock Incentive Plan

Ladies and Gentlemen:

         I am the Vice President and Corporate Counsel of D.R. Horton, Inc., a Delaware corporation (the "Company"). As such, I am familiar with the Company's 1991 Stock Incentive Plan (the "Plan") and the proposed issuance of up to an additional 2,400,000 shares (the "Shares") of Common Stock, $.01 par value, of the Company (the "Common Stock") pursuant thereto. I am also the holder of stock options that entitle me to acquire shares of Common Stock under the Plan.

         I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. Based thereon, I am of the opinion that the Shares that may be issued pursuant to the Plan and the authorized forms of stock option agreements and other awards under the Plan will be, when issued in accordance with the Plan and such agreements and other awards, duly authorized, validly issued, fully paid and non-assessable.

         I am licensed to practice law in the State of Texas, and I express no opinion as to any laws other than those of such jurisdiction and the laws of the United States of America and the present corporate laws of the State of Delaware and the present judicial interpretations thereof.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933 and to the reference to me under the caption "Item 5. Interests of Named Experts and Counsel" in such Registration Statement.

                                        Very truly yours,

                                        /s/ Paul W. Buchschacher

                                        Paul W. Buchschacher
                                        Vice President and Corporate Counsel

PWB/jat